EXHIBIT 10.44

Form 906	Department of the Treasury–Internal Revenue Service
(Rev. August 1994)

CLOSING AGREEMENT ON FINAL DETERMINATION

COVERING SPECIFIC MATTERS

Under section 7121 of the Internal Revenue Code, Asset Liquidation Group, Inc. #6 Venture, Suite 295, Irvine, California 92618, Employer Identification Number (TIN) 93-0986235 (hereinafter referred to as “Taxpayer”), and the Commissioner of the Internal Revenue (hereinafter the “Commissioner”) enter into the following closing agreement (the “Agreement”):

WHEREAS, for tax years 200303, 200306, 200309, 200312, 200403, 200406, 200409, 200412, 200503, 200506, 200509 and 200512, (hereinafter referred to as the “Covered Years”) Taxpayer has made cash payments to day laborers (hereinafter referred to as Covered Workers) for performing services as cashiers, auction clerks, runners, registrants, drivers and mechanics), (hereinafter referred to as the “Covered Services”);

WHEREAS, Taxpayer has not filed Form 1099’s or W-2’s with the Internal Revenue Service for calendar years 200303, 200306, 200309, 200312, 200403, 200406, 200409, 200412, 200503, 200506, 200509 and 200512 for Covered Workers.

WHEREAS, Taxpayer has filed Form 1099’s with the Internal Revenue Service for calendar year 200503, 200506, 200509 and 200512 for independent contractors.

WHEREAS, payments were made by the Taxpayer to Covered Workers for Covered Services rendered in calendar year 200303, 200306, 200309 and 200312 totaling $211,232;

WHEREAS, payments were made by the Taxpayer to Covered Workers for Covered Services rendered in calendar year 200403, 200406, 200409 and 200412 totaling $345,502;

WHEREAS, payments were made by the Taxpayer to Covered Workers for Covered Services rendered in calendar year 200503, 200506, 200509 and 200512 totaling $1,283,637;

CLOSING AGREEMENT WITH:	ASSET LIQUIDATION GROUP, INC.
EIN : 93-0986235

WHEREAS, Taxpayer timely filed information returns for payments that were made to some of the Covered Workers for Covered Services rendered in calendar year 200503, 200506, 200509 and 200512 totaling $715,172;

WHEREAS, an issue has arisen as to whether Taxpayer should have treated the Covered Workers as employees for federal employment tax purposes with respect to the services rendered by them during the Covered Years to the Taxpayer.

WHEREAS, Taxpayer is entering into similar agreements with the appropriate State Authorities for the payment of State Unemployment Insurance.

WHEREAS, it is the desire of the Taxpayer and the Commissioner to resolve this worker classification issue with finality.

THEREFORE, IT IS HEREBY DETERMINED AND AGREED for Federal employment tax purposes, that

1.	The Commissioner will assess and Taxpayer will pay the following amounts in full satisfaction of the Taxpayer’s employment tax obligations under Subtitle C of the Code with respect to payments made to the Covered Workers during Covered Years.

TAX PERIOD	FICA TAX	MEDICARE TAX	FEDERAL INCOME TAX WITHHOLDING	SEC. 6656 PENALTIES
200303	$4,583.74	$1,072.00	$1,584.24	$282.78
200306	$4,583.74	$1,072.00	$1,584.24	$282.78
200309	$4,583.74	$1,072.00	$1,584,24	$282.79
200312	$4,583.74	$1,072.00	$1,584.24	$282.79
200403	$7,497.39	$1,753.42	$2,591.28	$462.50
200406	$7,497.39	$1,753.42	$2,591.28	$462.50
200409	$7,497.39	$1,753.42	$2,591.28	$462.50
200412	$7,497.39	$1,753.42	$2,591.28	$462.50
200503	$38,850.52	$9,625.45	$12,309.18	$2,423.80
200506	$38,850.52	$9,625.45	$12,309.18	$2,423.80
200509	$38,850.52	$9,625.45	$12,309.18	$2,423.80
200512	$38,850.52	$9,625.45	$12,309.18	$2,423.80
TOTAL	$203,726.60	$49,803.48	$65,938.80	$12,676.34

CLOSING AGREEMENT WITH:	ASSET LIQUIDATION GROUP, INC.
EIN : 93-0986235

2.	The Commissioner shall assess the Failure to Deposit Penalties under IRC Sec. 6656 as set forth in paragraph 1, above.

3.	The Commissioner will not disturb Taxpayer’s classification of the Covered Workers from independent contractors to employees for federal employment tax purposes for the Covered Years

4.	The Commissioner will not require Taxpayer to file Forms W-2, W-3, 941 and 940 for the Covered Workers for the Covered Years.

5.	The Commissioner will not require Taxpayer to file corrected Forms 1099 and 1096 for the Covered Workers for the Covered Years.

6.	Beginning January 1, 2006 and for all periods thereafter, Taxpayer will treat the Covered Workers and persons performing equivalent duties regardless of Taxpayer’s job titles as its employees for all federal employment tax purposes.

7.	Taxpayer agrees not to file any claims for refunds or refund suits with respect to the specific items contained in this Closing Agreement.

8.	This Closing Agreement constitutes a resolution under Internal Revenue Code of the specific matter discussed herein. No inference shall be made with respect to whether this resolution satisfies other Federal law.

9.	Subject to Taxpayer’s full payment of the amounts shown on paragraph 1, at or before the time the Closing Agreement is executed by the Commissioner, any adjustment to the Federal income tax and FICA tax payable by the Taxpayer made by reason of this Closing Agreement shall be made without interest, pursuant to Treas. Reg. 6205(a)(1), Reg. Section 31.6205-1 and Rev. Rul. 75-464, 1975-2 CB 474.

10.

The Taxpayer agrees that for purposes of Section 530(e)(2)(A) of the Revenue Act of 1978 (P.L. 95-600) as amended from time to time, the audit of the quarters ending March 31, 2003 through and including December 31, 2005 for purposes of determining whether the Taxpayer properly reported and withheld with regard to payments made to Covered Workers for

CLOSING AGREEMENT WITH:	ASSET LIQUIDATION GROUP, INC.
EIN : 93-0986235

Covered Services shall be treated as an audit which did not include an examination of federal employment tax for purposes of whether individuals involved (or any individuals holding positions substantially similar to the positions held by the individuals involved) should be treated as employees of the Taxpayer.

THIS AGREEMENT IS FINAL AND CONCLUSIVE EXCEPT:

(1)	The matter it relates to may be reopened in the event of fraud, malfeasance, or misrepresentation of a material fact;

(2)	It is subject to the Internal Revenue Code (I.R.C.) sections which expressly provide that effect be given their provisions (including any stated exception for Section 7122) notwithstanding any other law or rule of law; and

(3)	If it relates to a tax period ended after the date of this Closing Agreement, it is subject to any law, enacted after such date, which applies to the tax period.

This Closing Agreement does not prevent the Internal Revenue Service from Auditing Taxpayer for the periods which are the subject of this Closing Agreement for income or employment tax and determining and making adjustments unrelated to the issues or employees that are the subject of this Closing Agreement.

By signing, the parties certify that they have read and agreed to the terms of this Closing Agreement.

CLOSING AGREEMENT WITH:	ASSET LIQUIDATION GROUP, INC.
EIN : 93-0986235

Taxpayer

By		Date Signed 11/20/06
Title	ASST. SECRETARY

Commissioner of Internal Revenue

By		Date Signed 11/28/06
Title	LMSB Team Manager FS1164